SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report	February 3, 2006
(Date of earliest event reported)	January 31, 2006

Heartland Financial USA, Inc.
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-24724	42-1405748
(Commission File Number)	(I.R.S. Employer Identification Number)

1398 Central Avenue, Dubuque, Iowa	52001
(Address of principal executive offices)	(Zip Code)

(319) 589-2100
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

    ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

    ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

    On January 31, 2006, Heartland Financial USA, Inc. (the “Company”) and its newly formed business trust subsidiary, Heartland Statutory Trust V, a Delaware statutory trust (the “Trust”), consummated the issuance and sale of 20,000 of the Trust’s floating rate capital securities, with a liquidation amount of $1,000 per capital security (the “Capital Securities”), in a pooled trust preferred transaction. The entire proceeds from the sale by the Trust to the holders of the Capital Securities were combined with the entire proceeds from the sale by the Trust to the Company of its common securities and were used by the Trust to purchase $20,619,000 in principal amount of the floating rate junior subordinated deferrable interest debentures of the Company. No underwriting commissions or placement fees were paid in connection with the issuances. All of the securities were issued in a private placement exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder.

    The terms of the debt securities are governed by an Indenture dated January 31, 2006 between the Company and Wells Fargo Bank, as Indenture Trustee. The debt securities accrue interest at a variable rate based on the three-month LIBOR, reset and payable quarterly, plus 1.33%. The debt securities are not redeemable by the Company during the first five years, absent certain changes in tax, investment company or bank regulatory statutes or regulations.

    The trust preferred securities were issued pursuant to a Purchase Agreement dated January 27, 2006, by and among the Company, the Trust and an initial purchaser. The terms of the trust preferred securities are governed by an Amended and Restated Declaration of Trust by and among the Company, Wells Fargo Bank, as Trustee, and the trust administrators. The trust preferred securities entitle the holders thereof to quarterly distributions at a per annum rate equal to the three-month LIBOR plus 1.33%. The trust preferred securities are not redeemable by the Trust during the first five years, absent certain changes in tax, investment company, bank regulatory statutes or regulations. Pursuant to a Guarantee Agreement dated January 31, 2006, by and between the Company and Wells Fargo Bank, as Trustee, the Company has agreed to guarantee the payments to be made to the holders of the trust securities, subject to the terms and conditions set forth therein.

    The Company intends to use the proceeds of the trust preferred securities as a permanent funding source for its non-banking subsidiaries and for other corporate purposes.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

    See information provided under Item 1.01 herein.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEARTLAND FINANCIAL USA, INC.
Dated: February 3, 2006
By:	/s/ John K. Schmidt
John. K. Schmidt
Executive Vice President, CFO & COO